                                                            EXHIBIT 99



               BOSTON LIFE SCIENCES, INC.  AMENDED AND RESTATED
         1990 NON-EMPLOYEE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN


         1.  Objectives
             ----------

         The objectives of the Boston Life Sciences, Inc. Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan (as amended from time to time, the "Plan") are to assist Boston Life Sciences, Inc. (the "Company") in attracting and retaining experienced and knowledgeable independent Directors, to further promote the identification of such Directors' interests with those of the Company's stockholders, and to attract and retain experienced and knowledgeable employees, independent contractors and consultants. The Boston Life Sciences, Inc. Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan is hereby amended and restated for a second time.

         2.   Maximum Number of Shares to be Optioned and Adjustments in
              ----------------------------------------------------------
              Optioned Shares
              ---------------

         The maximum number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company which may be issued hereunder is 450,000 (the "Shares"). Notwithstanding any other provisions of the Plan to the contrary, the number of Shares subject to option, the number of Shares previously optioned and not theretofore delivered and the option price per Share shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like.

         3.  Administration and Interpretation
             ---------------------------------

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Committee may make such rules and establish such procedures as it deems appropriate for the administration of the Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Committee shall be final and binding upon all persons in interest.

         4.  Annual Grant of Options
             -----------------------

         Each member (a "Director") of the Board who is not an employee of the Company and who has not been an employee of the Company for a period of at least one year prior to the date of grant of an option under the Plan (a "Non-Employee Director") shall automatically be granted an option on the thirteenth trading day after the date of the annual meeting of stockholders of the Company

("Retainer Grant Date") to purchase such number of Shares equal to the lesser of
(a) 2,500 Shares and (b) the quotient of the annual retainer for service as a Non-Employee Director of the Company and 80% of the average of the fair market value of a Share Of Common Stock on the ten trading days following the third trading day after the date of such annual meeting of stockholders of the Company (such average a "Ten Day Average-Value"). If the number of Shares calculated pursuant to clause (b) of the immediately preceding sentence exceeds 2,500, each Non-Employee Director entitled to receive Shares under this paragraph of Section 4 will automatically receive on the Retainer Grant Date a cash payment equal to the annual retainer minus the product of 2,500 and 80% of the Ten Day Average Value. The "fair market value" of Shares shall be determined to be the closing price per Share on the principal national securities exchange on which the Share is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq National Market, or if not listed or traded on any such exchange or system, the average of the bid and asked price per Share on Nasdaq or, if such quotations are not available, the fair market value of a Share as determined in good faith by the Committee, which determination shall be conclusive.

         Each person who is newly elected or appointed a Non-Employee Director after the Company's annual meeting of stockholders held in 1995, shall automatically, on the thirteenth trading day after the date of such election or appointment (the "Mid-Year Grant Date"), be granted options to purchase such number of Shares equal to the lesser of (a) 2,500 Shares and (b) the quotient of
(i) the product of (x) the annual retainer for service as a Director of the Company and (y) a fraction (the "Fraction"), the numerator of which is the number of whole months from the date of such election or appointment as a Non-Employee Director until the date of the next annual meeting of stockholders and the denominator of which is 12 (such product hereinafter known as the "Mid-Year Retainer Amount") and (ii) 80% of the average of the fair market value of a Share on the ten trading days following the third trading day after the date of such election or appointment (such average a "Mid-Year Ten Day Average Value"). If the number of Shares calculated pursuant to clause (b) of the immediately preceding sentence exceeds 2,500, each Non-Employee Director entitled to receive Shares under this paragraph of Section 4 will automatically receive on the Mid-Year Grant Date a cash payment equal to the Mid-Year Retainer Amount minus the product of 2,500 and 80% of the Mid-Year Ten Day Average Value.

         5   Grants to New Non-Employee Directors
             ------------------------------------

         Each Non-Employee Director who, after the Company's annual meeting of stockholders held in 1994, is elected or appointed to the Board for the first time, and who was not immediately prior to such date serving on the Board of Directors of Boston Life Sciences, Inc., will, at the time such director is elected or appointed and duly qualified, be granted automatically (the "Automatic Grant Date") an option to purchase 7,500 Shares.

         6   Grants to Employees, Consultants, and Independent Contractors
             -------------------------------------------------------------

         The Board may, in its discretion grant stock options under the Director Plan to any employee, independent contractor or consultant of the Company (each, an "Employee") or to any Non-Employee Director, and such options will have the terms and conditions set by the Board at the time the option is granted.

         7   Option Terms
             ------------

         Subject to the limitations prescribed in Sections 4 and 5 above, the options granted under the Plan shall be on the terms stated in subsections 7(a) through (g) below.

          (a) The option exercise price per share for options granted pursuant to Section 4 of this Plan shall be 20% of the Ten Day Average Value or Mid-Year Ten Day Average Value per Share, as appropriate. The option exercise price per share for options granted pursuant to Section 5 of this Plan shall be 100% of the fair market value of a share of Common Stock on the Automatic Grant Date.

          (b) Subject to the provisions herein regarding expiration or termination of options, an option granted pursuant to Section 4 of the Plan shall become exercisable as to 75% of the Shares subject thereto six months after the Retainer Grant Date or Mid-Year Grant Date of the option, as appropriate, and shall become exercisable as to 100% of the Shares subject thereto on the later of six months after the Retainer Grant Date or Mid-Year Grant Date, as appropriate, and December 31 of the year in which the option is granted. Subject to the provisions herein regarding expiration or termination of options, an option granted pursuant to Section 5 of the Plan shall be exercisable as to 20% of the Shares subject thereto on the Automatic Grant Date of the option, and shall become exercisable as to an additional 20% of the Shares subject thereto each of the first, second, third and fourth anniversaries of such Automatic Grant Date. No partial exercise of the option may be for less than 10 full Shares, unless the number of shares so purchased constitutes the total number of shares then purchasable under such option. In no event shall the Company be required to issue fractional Shares.

          (c) Notwithstanding any other provisions of the Plan to the contrary, no option shall be granted later than ten years after the date the Plan is adopted by the Board.

          (d) The option price shall be payable in cash, services rendered, personal property (including Shares having a fair market value equal to the option price), real property, leases of real property or any combination thereof.

          (e) The option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by such optionee or the optionees Representative (as hereinafter defined).

          (f) The option shall expire ten years after the date of grant, unless an earlier date is fixed by operation of Section 8 hereof.

          (g) Change in Control
              -----------------

          Notwithstanding any other provision of the Plan to the contrary, if, while any options remain outstanding under the Plan, a "Change in Control" of the Company (as defined in this Section 7(g)) shall occur, all options granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant.

          For purposes of this Section 7(g), a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

                   (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of Company, or
(3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock (each an "excluded person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

                   (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(i), (iii), or (iv) of this paragraph (g)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the Board;

                   (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 30% or more of the combined voting power of the Company's then outstanding securities or (C) the transaction contemplated by the Merger Agreement (as defined below); or

                   (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         8   Exercise Rights upon Ceasing to be a Director, Employee,
             --------------------------------------------------------
Independent Contractor or Consultant
------------------------------------

          (a) In the event that a Director, employee, independent contractor or consultant ceases to serve as a Director, employee, independent contractor or consultant of the Company and its subsidiaries due to death or Disability (as hereinafter defined), such optionee's options may be exercised at any time within 12 months following such optionee's death or Disability (subject to the limitations prescribed in Sections 4 or 5, as appropriate, and subsection 7(f) above) by the optionee, the optionee's legal representative or the person or persons to whom the optionee's rights under the options shall pass by will or by the laws of descent or distribution (each a "Representative"), but only to the extent that the optionee's options were exercisable on the date of such optionee's death or Disability.

          (b) If an optionee ceases to be a Director, employee, independent contractor or consultant of the Company as the result of a termination without cause (other than due to death or Disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the option was granted, and (A) any options held by such optionee that were exercisable on the date of such termination may be exercised by the optionee until the later of: i) one year following the date of such termination, or ii) one year from the date any option vests in the twelve month period following such termination, and (B) any options held by such optionee that vested during the 12-month period following the date of termination may be exercised by the optionee for a period of one year following the date of such vesting (subject to the limitations prescribed in Sections 4 or 5, as appropriate, and subsection 7(f) above).

          (c) If an optionee ceases to be an employee, independent contractor, consultant or director of the Company as the result of a voluntary resignation (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the option was granted, provided that the optionee has been an employee, independent contractor, consultant or director of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector), and
(A) any options held by such optionee that were exercisable on the date of such resignation may be exercised by the optionee until the later of: i) one year following the date of such resignation, or ii) one year from the date any option vests in the twelve month period following such resignation, and (B) any options held by such optionee that vested during the 12-month period following the date of resignation may be exercised by the optionee for a period of one year following the date of such vesting (subject to the limitations prescribed in Sections 4 or 5, as appropriate, and subsection 7(f) above).

provided, that, if the optionee dies within such one-year period following
--------  ----
termination of employment or other relationship, the option (to the extent exercisable at the time of death) shall be exercisable by the optionee's Beneficiary for a period of one (1) year following the optionee's death (but in no event after the expiration date of the option), and shall thereafter terminate.

         The provisions of this paragraph 8 shall not apply to options held by any person who was a Non-Employee Director of the Company prior to the Effective Date of the Merger (as those terms are defined in the Agreement of Merger by and between Greenwich Pharmaceuticals Incorporated and Boston Life Sciences, Inc., dated August 8, 1994 (the "Merger Agreement")) and who resigns as such director of the Company immediately after such Effective Date. Any options issued to the persons identified in the immediately preceding sentence and that remain outstanding as of the Effective Date will remain outstanding for the remainder of their respective terms not to exceed ten years from the date of grant. The term "Disability" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six months.

         9   Exercise and Additional Requirements
             ------------------------------------

         Any optionee or Representative exercising an option may exercise the option (to the extent exercisable as of such date) by delivery to the Company of
(a) written notice of exercise of the option as to a specified number of Shares; and (b) payment of the option exercise price for such Shares.

         Upon the exercise of an option granted hereunder the Board may require the optionee or Representative, as the case may be, exercising the option to deliver the following:

          (a) A written statement that the optionee or Representative, as the case may be, is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any Shares received upon the exercise of the option except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws;

          (b) Evidence reasonably satisfactory to the Company that, at the time of exercise, the optionee or Representative, as the case may be, meets such other requirements as the Board of Directors may determine;

          (c) Evidence reasonably satisfactory to the Company that, at the time of exercise, the exercise of the option by the optionee or Representative, as the case may be, and the delivery of Shares by the Company comply with all applicable federal and state securities laws; and

          (d) Evidence reasonably satisfactory to the Company that, at the time of exercise of the option by the optionee, such optionee has complied with the requirements of all applicable federal, state and local income tax withholding laws.


         10   Common Stock Subject to 0ption
              ------------------------------

         The Shares issuable upon exercise of options granted hereunder may be unissued shares of treasury shares, including shares bought on the open market. The Company at all times during the term of the Plan shall reserve for issuance the number of Shares issuable upon exercise of options granted hereunder.

         11   Compliance with Governmental and Other Regulations.
              --------------------------------------------------

         The Company will not be obligated to issue and sell the Shares issued pursuant to options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any option granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel to the Company deems necessary for the lawful issuance and sale of Shares upon exercise of an option granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

         12   Nonassignment of Options
              ------------------------

         Except as otherwise provided in subsection 7(e) hereof, any option granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such option and the rights and privilege conferred hereby shall immediately terminate.

         13   Rights of Optionee in Stock
              ---------------------------

         Neither any optionee nor the Representative, heirs, legatees or distributees of any optionee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares issuable upon exercise of an option granted hereunder unless and until such Shares are issued to such optionee or Representative, as the case may be, and a certificate has been issued therefor.

         14   Delivery of Shares Issued Pursuant to Option
              --------------------------------------------

         Subject to the other terms and conditions of the Plan, upon the exercise of an option granted hereunder, the Company shall sell and deliver to the optionee or Representative, as the case may be, the Shares with respect to which the option has been exercised.


         15   Withholding of Applicable Taxes
              -------------------------------

         The Company shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of an option granted hereunder by an amount equal to all federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation or ruling divided by the fair market value per Share on the date of such exercise (or such other date as may be required under applicable law). In connection with such withholding, the Company may make any such arrangements as are consistent with the Plan as it may deem appropriate.

         16   Plan and Options Not to Affect Directorship
              -------------------------------------------

         Neither the Plan nor any option granted hereunder shall confer upon any individual any right to continue as a Director of the Company.

         17   Amendment of Plan
              -----------------

         The Board may make any amendments to the Plan which it deems necessary or advisable, provided that the Board may seek stockholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Company's capital stock is listed or other applicable law or regulation.

         18   Notices
              -------

         Any notice required or permitted hereunder shall be in writing and shall be sufficiently given only (i) if personally delivered, (ii) if sent by telex or facsimile, provided that "answer back" confirmation is received by sender or (iii) upon receipt, if sent by registered or certified mail, postage prepaid, addressed to the Company, c/o Boston Life Sciences, Inc., 31 Newbury Street, Suite 300, Boston, Massachusetts 02116 and to the optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

         19   Successors
              ----------

         The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

         20   Severability
              ------------

         If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

         21   Governing Law
              -------------

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

         22   Termination of the Plan
              -----------------------

         The Board may terminate the Plan at any time; otherwise the Plan shall terminate on April 23, 2008. Termination of the Plan shall not deprive optionees of their rights under previously granted options.